Exhibit 99.1
LAZYDAYS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
Tampa, FL (August 14, 2025) – Lazydays Holdings, Inc. (NasdaqCM: GORV) (“Lazydays,” the “Company” or “we”) today reports financial results for the second quarter ended June 30, 2025.

Ron Fleming, CEO, said, “We continued to advance our turnaround plan in the second quarter of 2025. Our focus on operational performance resulted in increases in gross profit margins across all products and services compared to the prior year period, and our purposeful effort to streamline our footprint resulted in the successful sale of several non-core assets. These divestitures allowed us to reduce our total liabilities by over $200 million during the first half of the year, while our cash balance remained unchanged at June 30, 2025 compared to December 31, 2024.”
Total revenue for the second quarter 2025 was $131.3 million compared to $235.6 million for the same period in 2024. Second quarter 2025 net loss was $24.6 million compared to net loss of $44.2 million for the same period in 2024. We recognized non-cash impairment charges of $7.7 million related to indefinite-lived intangible assets and assets held for sale during the second quarter 2025. Second quarter 2025 Adjusted EBITDA, a non-GAAP measure, was $(6.2) million compared to Adjusted EBITDA of $(9.4) million for the same period in 2024.* Net loss per diluted share for the second quarter 2025 was $6.67 compared to net loss per diluted share of $96.53 for the same period in 2024.

*Refer to the reconciliation of net income to Adjusted EBITDA under “Reconciliation of Non-GAAP Measures” in this press release.

About Lazydays
Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and other risks and uncertainties set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the U.S. Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contact:
investors@lazydays.com

Results of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenue
New vehicle retail	$77,463	$143,333	$174,982	$296,024
Pre-owned vehicle retail	29,461	57,254	70,134	136,282
Vehicle wholesale	870	3,268	2,926	9,517
Consignment vehicle	2,078	562	3,567	644
Finance and insurance	10,575	16,041	22,077	34,370
Service, body and parts and other	10,850	15,144	23,426	28,885
Total revenue	131,297	235,602	297,112	505,722
Cost applicable to revenue
New vehicle retail	68,960	130,138	155,632	277,193
Pre-owned vehicle retail	23,482	46,354	55,476	116,087
Vehicle wholesale	913	3,597	3,033	12,057
Finance and insurance	344	644	778	1,337
Service, body and parts and other	4,917	7,150	10,615	13,437
LIFO	(1,508)	315	(6,453)	441
Total cost applicable to revenue	97,108	188,198	219,081	420,552
Gross profit	34,189	47,404	78,031	85,170
Depreciation and amortization	3,400	4,956	7,982	10,417
Selling, general, and administrative expenses	35,826	52,010	74,455	100,896
Impairment charges	7,676	—	10,576	—
Loss from operations	(12,713)	(9,562)	(14,982)	(26,143)
Other income (expense):
Floor plan interest expense	(3,269)	(5,708)	(7,859)	(13,384)
Other interest expense	(7,398)	(5,837)	(13,567)	(10,360)
Change in fair value of warrant liabilities	407	(337)	4,689	(337)
(Loss) gain on sale of businesses, property and equipment	(1,952)	1,044	(2,411)	1,044
Total other expense, net	(12,212)	(10,838)	(19,148)	(23,037)
Loss before income taxes	(24,925)	(20,400)	(34,130)	(49,180)
Income tax benefit (expense)	336	(23,821)	8	(17,021)
Net loss	(24,589)	(44,221)	(34,122)	(66,201)
Dividends on Series A convertible preferred stock	—	(2,031)	—	(4,015)
Net loss and comprehensive loss attributable to common stock and participating securities	$(24,589)	$(46,252)	$(34,122)	$(70,216)

Loss per share(1):
Basic(1)	$(6.67)	$(96.53)	$(9.27)	$(146.57)
Diluted(1)	$(6.67)	$(96.53)	$(9.27)	$(146.57)
Weighted average shares used for EPS calculations(1):
Basic(1)	3,684,277	479,163	3,680,539	479,060
Diluted(1)	3,684,277	479,163	3,680,539	479,060
(1) Amounts have been adjusted to reflect the reverse stock split effective on July 11, 2025.

Other Metrics and Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit margins
New vehicle retail	11.0%	9.2%	11.1%	6.4%
Pre-owned vehicle retail	20.3%	19.0%	20.9%	14.8%
Vehicle wholesale	(4.9)%	(10.1)%	(3.7)%	(26.7)%
Consignment vehicle	100.0%	100.0%	100.0%	100.0%
Finance and insurance	96.7%	96.0%	96.5%	96.1%
Service, body and parts and other	54.7%	52.8%	54.7%	53.5%
Total gross profit margin	26.0%	20.1%	26.3%	16.8%
Total gross profit margin (excluding LIFO)	24.9%	20.3%	24.1%	16.9%

Retail units sold
New vehicle retail	1,068	2,036	2,211	4,091
Pre-owned vehicle retail	598	1,100	1,403	2,561
Consignment vehicle	185	49	385	55
Total retail units sold	1,851	3,185	3,999	6,707

Average selling price per retail unit
New vehicle retail	$72,531	$70,458	$79,142	$72,389
Pre-owned vehicle retail	49,266	52,049	49,989	53,214

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$7,962	$6,412	$8,752	$4,569
Pre-owned vehicle retail	9,998	9,909	10,448	7,886
Finance and insurance	5,527	5,084	5,326	5,044

Revenue mix
New vehicle retail	59.0%	60.8%	58.9%	58.5%
Pre-owned vehicle retail	22.4%	24.3%	23.6%	26.9%
Vehicle wholesale	0.7%	1.4%	1.0%	1.9%
Consignment vehicle	1.6%	0.2%	1.2%	0.1%
Finance and insurance	8.1%	6.8%	7.4%	6.8%
Service, body and parts and other	8.2%	6.5%	7.9%	5.8%
	100.0%	100.0%	100.0%	100.0%
Gross profit mix
New vehicle retail	24.9%	27.8%	24.8%	22.1%
Pre-owned vehicle retail	17.5%	23.0%	18.8%	23.7%
Vehicle wholesale	(0.1)%	(0.7)%	(0.1)%	(3.0)%
Consignment vehicle	6.1%	1.2%	4.6%	0.8%
Finance and insurance	29.9%	32.5%	27.3%	38.8%
Service, body and parts and other	17.4%	16.9%	16.4%	18.1%
LIFO	4.3%	(0.7)%	8.2%	(0.5)%
	100.0%	100.0%	100.0%	100.0%

Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$24,702	$24,702
Receivables, net of allowance for doubtful accounts	19,879	22,318
Inventories, net	165,634	211,946
Income tax receivable	708	6,116
Prepaid expenses and other	5,631	1,823
Current assets held for sale	6,495	86,869
Total current assets	223,049	353,774
Property and equipment, net	128,139	174,324
Operating lease right-of-use assets	8,784	13,812
Intangible assets, net	40,227	54,957
Other assets	2,977	3,216
Long-term assets held for sale	25,888	75,747
Total assets	$429,064	$675,830
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,459	$22,426
Accrued expenses and other current liabilities	24,029	31,211
Floor plan notes payable, net of debt discount(1)	185,460	306,036
Current portion of financing liability	2,673	2,792
Current portion of revolving credit facility	10,000	10,000
Current portion of long-term debt	352	1,168
Current portion of operating lease liability	2,300	3,711
Current liabilities related to assets held for sale	71	1,530
Total current liabilities	244,344	378,874
Long-term liabilities:
Financing liability, net of debt discount	86,011	76,007
Revolving credit facility	17,826	20,344
Long-term debt, net of debt discount	12,251	27,417
Related party debt, net of debt discount	3,111	36,217
Operating lease liability	6,813	10,592
Deferred income tax liability	1,587	1,348
Warrant liabilities	1,019	5,709
Other long-term liabilities	—	6,721
Long-term liabilities related to assets held for sale	153	23,001
Total liabilities	373,115	586,230

Stockholders’ Equity
Common stock(2)	—	—
Additional paid-in capital(2)	261,946	261,475
Treasury stock, at cost	(57,128)	(57,128)
Retained deficit	(148,869)	(114,747)
Total stockholders’ equity	55,949	89,600
Total liabilities and stockholders’ equity	$429,064	$675,830
(1) Includes floor plan notes payable associated with inventories classified as held for sale of $6.5 million as of June 30, 2025 and $86.8 million as of December 31, 2024.
(2) Amounts have been adjusted to reflect the reverse stock split effective on July 11, 2025.

Statements of Cash Flows

	Six Months Ended June 30,
(In thousands)	2025	2024
Operating Activities
Net loss	$(34,122)	$(66,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	471	1,104
Bad debt expense	516	76
Depreciation of property and equipment	5,516	6,346
Amortization of intangible assets	2,466	4,070
Amortization of debt discount	5,730	506
Non-cash operating lease expense	(253)	(217)
Loss (gain) on sale of businesses, property and equipment	2,411	(1,044)
Deferred income taxes	239	16,375
Change in fair value of warrant liabilities	(4,689)	337
Impairment charges	10,576	—
Changes in operating assets and liabilities:
Receivables	1,923	(6,188)
Inventories	31,114	141,705
Prepaid expenses and other	(3,319)	(2,293)
Income tax receivable	5,408	744
Other assets	241	(424)
Accounts payable, accrued expenses and other liabilities	(16,870)	6,419
Net cash provided by operating activities	7,358	101,315
Investing Activities
Net proceeds from sale of businesses, property and equipment	171,977	2,950
Purchases of property and equipment	(53)	(12,917)
Net cash provided by (used) in investing activities	171,924	(9,967)
Financing Activities
Net repayments under M&T bank floor plan	(120,723)	(114,824)
Principal repayments on revolving credit facility	(2,518)	(5,000)
Principal repayments on long-term debt and financing liabilities	(56,041)	(1,317)
Proceeds from issuance of long-term debt and financing liabilities	—	16,429
Loan issuance costs	—	(2,812)
Proceeds from shares issued pursuant to the Employee Stock Purchase Plan	—	113
Net cash used in financing activities	(179,282)	(107,411)
Net decrease in cash	—	(16,063)
Cash, beginning of period	24,702	58,085
Cash, end of period	$24,702	$42,022

Reconciliation of Non-GAAP Measures

EBITDA and Adjusted EBITDA

EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) excluding interest expense, income tax expense (benefit) and depreciation and amortization expense. Adjusted EBITDA, which is a non-GAAP financial measure, is further adjusted to include floor plan interest expense and excludes stock-based compensation expense; LIFO adjustment; impairment charges; loss (gain) on sale of businesses, property and equipment; and change in fair value of warrant liabilities.

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate EBITDA and Adjusted EBITDA are significant components in understanding and assessing the Company’s results of operations. The Company’s EBITDA and Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA and Adjusted EBITDA in the same manner.

The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by removing (i) the impact of the Company’s capital structure (interest expense from outstanding debt); (ii) tax consequences; (iii) asset base (depreciation, amortization and LIFO adjustments); (iv) the non-cash charges from asset impairments, stock-based compensation expense and change in fair value of warrant liabilities; and (v) gains or losses on the sale of businesses, property and equipment. The Company uses Adjusted EBITDA internally to monitor operating results and to evaluate the performance of its business.

The following table presents a reconciliation of net income to EBITDA and adjusted EBITDA for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Net loss	$(24,589)	$(44,221)	$(34,122)	$(66,201)
Interest expense, net	10,667	11,545	21,426	23,744
Depreciation and amortization	3,400	4,956	7,982	10,417
Income tax expense	(336)	23,821	(8)	17,021
EBITDA	(10,858)	(3,899)	(4,722)	(15,019)
Floor plan interest expense	(3,269)	(5,708)	(7,859)	(13,384)
LIFO adjustment	(1,508)	315	(6,453)	441
Loss (gain) on sale of businesses, property and equipment	1,952	(1,044)	2,411	(1,044)
Impairment charges	7,676	—	10,576	—
(Gain) loss on change in fair value of warrant liabilities	(407)	337	(4,689)	337
Stock-based compensation expense	174	595	471	1,104
Adjusted EBITDA	$(6,240)	$(9,404)	$(10,265)	$(27,565)